Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2020
FOURTH-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, August 4, 2020, at 3:30 PM CT (4:30 PM ET)

•Revenues of $42.5 million decreased 37.6% from fourth quarter last year
•Net loss was $15.2 million, or $0.43 per basic and diluted share
•Fiscal year 2020 revenues declined 4.6% to $236.5 million
•Equity issuance raised $135.0 million in net proceeds
•Management provides fiscal 2021 first quarter revenue guidance of $55 million to $58 million

St. Paul, Minn., August 4, 2020 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its fiscal fourth quarter, ended June 30, 2020.

CSI’s fiscal 2020 fourth-quarter revenues were $42.5 million, a decrease of $25.7 million, or 37.6%, from the fourth quarter of fiscal 2019. Gross profit margin was 76.2%.

Selling, general and administrative expenses decreased 20.5% to $35.0 million. Research and development expenses increased 25.1% to $11.8 million as a result of planned new product development and a non-cash charge of $3.3 million related to patents within our product portfolio and pipeline that are no longer tied to current or future commercial activities.

Fourth-quarter net loss was $15.2 million, or $0.43 per basic and diluted share, compared to net income of $1.5 million, or $0.04 per basic and diluted share, in the prior-year period. Adjusted EBITDA totaled a loss of $10.6 million.

Fiscal year 2020 revenues declined 4.6% to $236.5 million. Gross margin decreased to 79.4% compared to 80.8% in the prior year, primarily driven by lower production volumes. Operating expenses increased $13.4 million, or 6.7%, to $214.6 million. Net loss was $(27.2) million, or $(0.79) per basic and diluted share, for the full year compared to a net loss of $(0.3) million, or $(0.01) per basic and diluted share in the prior year.

As of June 30, 2020, CSI had cash and marketable securities totaling $232.2 million and no outstanding long-term debt.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “At the outset of the coronavirus pandemic, we established three near-term goals: to assure our continued ability to serve customers and support patients; to protect the health of employees while retaining the strength and capacity of our business; and to ensure business continuity. We achieved each of these goals. In addition, we took actions to build our brand, strengthen our customer relationships and to maximize the number of patients we reach during the recovery period and into the future. As a result, our financial results for the quarter were better than expected.

Cardiovascular Systems, Inc.
August 4, 2020

“As we enter fiscal 2021, our long-term strategy remains intact. We will continue to invest and drive growth in our core business, innovate through our product pipeline, accelerate our revenue per procedure, generate medical evidence, increase our commitment to medical education, and expand our international commercialization efforts.”

Fiscal 2021 First Quarter Guidance
Said Ward, “The recovery in procedure volumes is now well underway. After experiencing a low point in mid-April, we have witnessed a steady improvement in average daily sales. We anticipate continued improvement during our fiscal first quarter.”

For the fiscal 2021 first quarter ending September 30, 2020, CSI anticipates:
•Revenue of $55 million to $58 million, representing sequential revenue growth compared to the fourth quarter of fiscal 2020 of 29% to 36%;
•Gross profit as a percentage of revenues in the 76% to 77% range; and
•Operating expenses in a range of $50 to $52 million.

Equity Issuance Raised $135.0 Million in Net Proceeds
In June, CSI completed an underwritten public offering of 4,227,941 shares of its common stock at a price to the public of $34.00 per share, generating net proceeds of $135.0 million.

CSI intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs, international expansion, new product development, clinical studies and publications, investments, acquisitions, or general working capital needs.

REACH PVI Study Presented at New Cardiovascular Horizons Conference Digital Education Series
In July, the results from the REACH PVI study were presented as a late breaker as part of the New Cardiovascular Horizons (NCVH) Digital Education Series. This study prospectively evaluated acute clinical outcomes of orbital atherectomy via transradial access for the treatment of peripheral artery disease (PAD) in lower extremity lesions.

CSI’s low profile 5Fr, Extended Length Diamondback 360® and Stealth 360® Peripheral Orbital Atherectomy Systems (OAS) are the only atherectomy systems that allow radial access for the treatment of peripheral lesions.

The results of the REACH PVI study demonstrated that the use of orbital atherectomy in radial peripheral vascular interventions has a high rate of procedural and treatment success and is effective in reducing residual stenosis across all lesions. Ninety-eight percent of patients achieved procedural and treatment success. There were no reports of serious transradial access related events. Additionally, the study demonstrated short recovery time and length of stay, key factors in patient satisfaction.

National Primary Investigator for REACH PVI, Dr. Ankur Lodha, MD, Interventional Cardiologist, Cardiovascular Institute of the South, Lafayette, La., said, “It’s a fascinating time for peripheral interventions because the entire case can be done solely with radial artery access. Radial access can lead to better patient satisfaction and comfort, improved patient safety and is also beneficial to healthcare economics. CSI is leading the way with their peripheral orbital atherectomy device as it’s the only atherectomy system available that is designed to treat through the radial artery.”

Said Ward, “The positive data from REACH PVI confirms our belief that our low-profile OAS is uniquely positioned to safely treat patients suffering from PAD. Using an alternative access site, like radial, can provide shorter recovery time for patients, and reduced length of stay compared to femoral access. Our investment in this technology, and studies like REACH PVI, demonstrate our ongoing commitment to advancing medical evidence to support physicians and the patients they serve.”

Cardiovascular Systems, Inc.
August 4, 2020

Conference Call Scheduled for Today at 3:30 p.m. CT (4:30 p.m. ET)
CSI will host a live conference call and webcast of its fiscal fourth-quarter results today, August 4, 2020, at 3:30 p.m. CT (4:30 p.m. ET). To participate in the conference call, please register online prior to the event: http://www.directeventreg.com/registration/event/9660745. To access the live webcast, go to the events section of CSI’s investor relations website, https://investors.csi360.com/events-and-presentations/events-calendar/default.aspx, on the day of the conference, and click on the webcast link. A webcast replay will be available beginning at 6:30 p.m. CT the same day.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD) CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About REACH PVI REACH PVI (RADIAL ACCESS FOR NAVIGATION TO YOUR CHOSEN LESION FOR PERIPHERAL VASCULAR INTERVENTION) is a prospective, observational, single-arm, multi-center post-market study that enrolled 50 patients at 6 sites across the United States. The purpose of this study was to prospectively evaluate acute clinical outcomes of orbital atherectomy via transradial access for treatment of peripheral artery disease (PAD) in lower extremity lesions. The study included CSI orbital atherectomy devices FDA-cleared for treatment of PAD. More information about the study design is available at www.ClinicalTrials.gov; identifier: NCT03943160.

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. For additional information, please visit www.csi360.com and connect on Twitter @csi360.

Cardiovascular Systems, Inc.
August 4, 2020

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s strategy and goals; (ii) continued improvement during our fiscal first quarter; (iii) anticipated revenue, gross profit, and operating expenses; (iv) use of the net proceeds from our public stock offering; and (v) our future clinical studies, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, including government actions related to the COVID-19 outbreak, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs, including the timing of product development programs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; issues relating to our saline pump recall; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; shutdowns of the U.S. federal government; general economic conditions; unanticipated developments during the manufacturing transfer process for the WIRION system; the effectiveness of the WIRION system; the potential impact of any future strategic transactions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
Indications: The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems (OAS) indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae.

Contraindications: The OAS are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present.

Warnings/Precautions: Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Cardiovascular Systems, Inc.
August 4, 2020

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.
The Stealth 360® PAD System and Diamondback 360® PAD System received FDA 510(k) clearance. The Stealth 360® PAD System is CE Marked.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Diamondback 360® Coronary OAS is FDA PMA approved.

Cardiovascular Systems, Inc.
August 4, 2020

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Year Ended
	June 30		June 30
	2020	2019	2020	2019

Net revenues	$42,546	$68,234	$236,545	$248,017
Cost of goods sold	10,144	13,462	48,759	47,680
Gross profit	32,402	54,772	187,786	200,337
Expenses:
Selling, general and administrative	34,966	43,995	169,969	167,700
Research and development	11,840	9,464	43,355	33,166
Amortization of intangible assets	326	61	1,234	296
Total expenses	47,132	53,520	214,558	201,162
(Loss) income from operations	(14,730)	1,252	(26,772)	(825)
Other (income) and expense, net	334	(255)	233	(760)
(Loss) income before income taxes	(15,064)	1,507	(27,005)	(65)
Provision for income taxes	102	38	231	190
Net (loss) income	$(15,166)	$1,469	$(27,236)	$(255)

Basic earnings per share	$(0.43)	$0.04	$(0.79)	$(0.01)
Diluted earnings per share	$(0.43)	$0.04	$(0.79)	$(0.01)

Basic weighted average shares outstanding	35,021,360	33,612,210	34,275,957	33,535,759
Diluted weighted average shares outstanding	35,021,360	34,421,097	34,275,957	33,535,759

Cardiovascular Systems, Inc.
August 4, 2020

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	June 30,	June 30,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$185,463	$74,237
Marketable securities	46,691	48,435
Accounts receivable, net	25,212	36,015
Inventories	27,706	18,058
Prepaid expenses and other current assets	2,617	3,330
Total current assets	287,689	180,075
Property and equipment, net	27,810	27,324
Intangible assets, net	16,606	5,105
Other assets	7,414	6,073
Total assets	$339,519	$218,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,539	$11,194
Accrued expenses	31,100	29,387
Deferred revenue	1,867	1,764
Total current liabilities	44,506	42,345
Long-term liabilities
Financing obligation	20,818	20,972
Deferred revenue	4,707	6,541
Other liabilities	696	775
Total liabilities	70,727	70,633
Commitments and contingencies	—	—
Total stockholders’ equity	268,792	147,944
Total liabilities and stockholders’ equity	$339,519	$218,577

Cardiovascular Systems, Inc.
August 4, 2020

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Year Ended
	June 30		June 30
	2020	2019	2020	2019

Net (loss) income	$(15,166)	$1,469	$(27,236)	$(255)
Less: Other (income) and expense, net	334	(255)	233	(760)
Less: Provision for income taxes	102	38	231	190
(Loss) income from operations	(14,730)	1,252	(26,772)	(825)
Add: Stock-based compensation	3,143	2,666	13,612	11,266
Add: Depreciation and amortization	1,027	829	4,179	3,446
Adjusted EBITDA	$(10,560)	$4,747	$(8,981)	$13,887

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

Cardiovascular Systems, Inc.
August 4, 2020

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com
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